Exhibit 4.3

SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this “Agreement”) is entered into at Cleveland, Ohio, on this 10th day of December, 2003, by and between Duncan Miller, an individual (“Seller”), and Clark-Reliance Corporation, a Delaware corporation (“Purchaser”).

BACKGROUND:

     A. Seller is the beneficial owner of shares of Common Stock, par value $0.10 per share, of Trans-Industries, Inc., a Delaware corporation (the “Company”).

     B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of such shares upon and subject to the terms and conditions contained in this Agreement.

     Now, therefore, in consideration of their mutual covenants and agreements contained in this Agreement, Purchaser and Seller hereby agree as follows:

     1. Purchase and Sale of Shares. Subject to the terms and conditions contained in this Agreement, at the Closing (as hereinafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase from Seller, free and clear of any liens, claims, encumbrances or restrictions of any nature whatsoever, Seller’s entire right, title and interest in and to each and every share of Common Stock, $0.10 par value, of the Company which is owned beneficially or of record by Seller as of the commencement of business on the date of this Agreement (each, a “Share,” and collectively, the “Shares”).

     2. Purchase Price. The purchase price of each Share hereunder shall be Two Dollars and Fifty Cents ($2.50). The aggregate purchase price for all of the Shares hereunder (the “Purchase Price”) shall be an amount equal to $2.50 multiplied by the total number of Shares.

     3. Escrow. Purchaser shall select a national banking association or trust company, reasonably acceptable to Seller, to serve as escrow agent under this Agreement (the “Escrow Agent”). Within 10 days after the date of this Agreement, Purchaser and Seller shall negotiate, execute and deliver a written agreement with the Escrow Agent (the “Escrow Agreement”) pursuant to which the Escrow Agent shall accept, hold and disburse the Purchase Price and the Shares in accordance with the terms and conditions of this Agreement and such additional, reasonable and customary terms and conditions of escrow, not inconsistent with this Agreement, as shall be mutually acceptable to Purchaser, Seller and the Escrow Agent and set forth in the Escrow Agreement. Promptly upon the execution and delivery of the Escrow Agreement by Purchaser, Seller and the Escrow Agent on the date thereof, (i) Seller shall deliver to the Escrow Agent, to be deposited with and held by the Escrow Agent in accordance therewith and herewith, the certificate or certificates representing all of the Shares (collectively, the “Certificates”), each duly endorsed by Seller in blank, or accompanied by one or more stock powers in a form acceptable to Purchaser and executed by Seller in blank (collectively, the “Assignment Instruments”), with all signatures guaranteed and otherwise in proper form for transfer of the Shares to Purchaser or upon Purchaser’s order, and (ii) Purchaser shall deliver to the Escrow Agent, to be deposited with and held by the Escrow Agent in accordance therewith and herewith, an amount equal to the Purchase Price. Unless and until title to the Shares is transferred to Purchaser at the Closing, Seller shall retain ownership of the Shares and all incidents thereof, including the right to vote the Shares and the right to receive any and all dividends or distributions that may be paid upon the Shares prior to the Closing. If the Closing occurs, any interest or other earnings on the Purchase Price which accrue thereon prior to the Closing while the same is held by the Escrow Agent shall be paid to Seller, and if the Closing does not occur, any interest or other earnings which accrue thereon prior to the Closing while the same is held by the Escrow Agent shall be paid to Purchaser. The fees and expenses of the Escrow Agent for its services pursuant to the Escrow Agreement shall be borne and paid equally by Purchaser and Seller.

     4. Closing. The consummation of the purchase and sale of the Shares hereunder and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Calfee, Halter & Griswold LLP, counsel to Purchaser, at 800 Superior Avenue, Suite 1400, Cleveland, Ohio 44114, or at such other place as to which Purchaser and Seller may agree in writing, at 10:00 a.m., Eastern Standard Time, on the third business day following the satisfaction of all of the conditions precedent set forth in Section 5, or on such other date as to which Purchaser and Seller may agree in writing (the “Closing Date”). Subject to the satisfaction or waiver by Purchaser of the conditions precedent set forth in Section 5, at the Closing, Purchaser, Seller and the Escrow Agent shall effect the transfers and deliveries described below in this Section 4.

               (a) Deliveries by Escrow Agent on Behalf of Seller. At the Closing, the Escrow Agent, on behalf of Seller, shall deliver to Purchaser all of the Certificates and all Assignment Instruments, each in proper form for transfer to Purchaser or Purchaser’s designee or designees of all of the Shares in accordance with this Agreement.

               (b) Deliveries by Seller. At the Closing, Seller shall deliver to Purchaser and the Escrow Agent the certificate described in Section 5(a)(viii), duly executed by Seller.

               (c) Deliveries by Escrow Agent on Behalf of Purchaser. At the Closing, the Escrow Agent, on behalf of Purchaser, shall pay and deliver to Seller the Purchase Price, and all interest or other earnings accrued thereon while the same is held in escrow, by means of a wire-transfer of immediately available funds to an account which Seller shall designate to the Escrow Agent in writing at least two business days prior to the Closing Date.

     5. Conditions Precedent.

               (a) Conditions to Purchaser’s Obligations. Any other provision of this Agreement notwithstanding, the obligation of Purchaser to purchase the Shares and otherwise to perform this Agreement at the Closing shall be subject to the satisfaction, at or before the Closing, of all of the following conditions precedent described below in this Section 5(a):

               (i) Authorizations, Etc. This Agreement shall have been duly approved by the board of directors of Purchaser. In addition, any and all filings, authorizations, approvals or consents which may be required to be made by Seller or the Company with, or obtained by Seller or the Company from, any governmental agency or authority or any other person not a party to this Agreement in order for the Closing to occur in accordance with the terms of this Agreement shall have been duly made or obtained, and Seller shall have delivered to Purchaser evidence thereof satisfactory to Purchaser.

               (ii) No Actions. There shall be no suit, action, investigation or proceeding pending or proposed to be commenced by or before any court, agency or other governmental authority of any jurisdiction by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing in whole or in part.

               (iii) Preferred Stock Investment. Not later than January 30, 2004, Mr. Harry E. Figgie, Jr. or his spouse or issue, or one or more other persons directly or indirectly controlled by Mr. Figgie or his spouse or issue (collectively, together with Mr. Figgie, the “Figgie Affiliates”), shall have consummated the purchase from the Company of shares of a series of convertible preferred stock of the Company to be authorized after the date of this Agreement (the “New Preferred Stock”) for an aggregate purchase price of not less than $2,000,000 (the “Preferred Stock Purchase”).

               (iv) Approval of Company’s Board. This Agreement and the acquisition of the Shares by the Purchaser or the Purchaser’s designee or designees hereunder, and the Preferred Stock Purchase and the agreement or agreements pursuant to which the Figgie Affiliates purchase the New Preferred Stock from the Company, shall have been duly approved by the board of directors of the Company in accordance with, and expressly for purposes of, Section 203(a)(1) of the General Corporation Law of the State of Delaware, and Seller shall have delivered to Purchaser a certificate of the secretary of the Company, in a form satisfactory to Purchaser, to the effect that such approvals have occurred and remain in full force and effect.

               (v) Escrow Agreement. Purchaser shall have received the Escrow Agreement, duly executed by Seller and the Escrow Agent, and the Escrow Agent shall have received the Certificates and Assignment Instruments in accordance with Section 3.

               (vi) Closing Deliveries. Purchaser shall have received the Certificates and Assignment Instruments in accordance with Section 4(a), and each other document, instrument or agreement required by this Agreement to be delivered to Purchaser at or before the Closing.

               (vii) Representations, Warranties and Covenants of Seller. All of the representations and warranties of Seller set forth in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all respects at and as of the Closing as though made by Seller at the Closing, and Seller shall have performed all of the obligations required by this Agreement to have been performed at or before the Closing by Seller.

               (viii) Closing Certificate. Seller shall have delivered to Purchaser and the Escrow Agent a certificate in a form satisfactory to Purchaser, duly executed by Seller, to the effect that the conditions set forth in Section 5(a)(vii) are satisfied.

               (b) Conditions to Seller’s Obligations. Any other provision of this Agreement notwithstanding, the obligation of Seller to sell the Shares and otherwise to perform this Agreement at the Closing shall be subject to the satisfaction, at or before the Closing, of all of the following conditions precedent described below in this Section 5(b):

               (i) Authorizations, Etc. This Agreement shall have been duly approved by the board of directors of Purchaser. In addition, any and all filings, authorizations, approvals or consents which may be required to be made by Purchaser with, or obtained by Purchaser from, any governmental agency or authority or any other person not a party to this Agreement in order for the Closing to occur in accordance with the terms of this Agreement shall have been duly made or obtained, and Purchaser shall have delivered to Seller evidence thereof satisfactory to Seller.

               (ii) No Actions. There shall be no suit, action, investigation or proceeding pending or proposed to be commenced by or before any court, agency or other governmental authority of any jurisdiction by which it is sought to restrain, delay, prohibit, invalidate, set aside or impose any conditions upon the Closing in whole or in part.

               (iii) Preferred Stock Investment. Not later than January 30, 2004, one or more of the Figgie Affiliates shall have consummated the Preferred Stock Purchase.

               (iv) Approval of Company’s Board. This Agreement and the acquisition of the Shares by the Purchaser or the Purchaser’s designee or designees hereunder, and the Preferred Stock Purchase and the agreement or agreements pursuant to which the Figgie Affiliates purchase the New Preferred Stock from the Company, shall have been duly approved by the board of directors of the Company in accordance with, and expressly for purposes of, Section 203(a)(1) of the General Corporation Law of the State of Delaware.

               (v) Escrow Agreement. Seller shall have received the Escrow Agreement, duly executed by Purchaser and the Escrow Agent, and the Escrow Agent shall have received the Purchase Price in accordance with Section 3.

               (vi) Closing Deliveries. Seller shall have received the Purchase Price in accordance with Section 4(c).

     6. Satisfaction of Closing Conditions. Subject to the terms and conditions of this Agreement, Seller and Purchaser will each use commercially reasonable efforts to bring about the satisfaction of the conditions set forth in Section 5 and cause the consummation of the transactions contemplated by this Agreement; provided, however, that no party shall be obligated to waive any condition or right of such party arising under this Agreement or otherwise; and provided, further, that none of the Figgie Affiliates nor Purchaser shall be obligated to consummate or continue to negotiate toward the consummation of the Preferred Stock Purchase.

     7. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser as set forth below in this Section 7. Such representations and warranties shall survive the Closing and continue to be binding upon Seller and his successors and assigns thereafter.

               (a) Authority and Capacity. Seller possesses all requisite legal right, power, authority and capacity to execute, deliver and perform this Agreement and sell the Shares pursuant to this Agreement.

               (b) Number of Shares. The total number of shares of Common Stock, $0.10 par value, of the Company owned either beneficially or of record by Seller as of the commencement of business on the date of this Agreement is not less than 495,938 and is not greater than 515,000.

               (c) Ownership of Shares. Seller owns all of the Shares free and clear of all liens, charges, encumbrances, restrictions or adverse claims of any nature whatsoever (collectively, “Liens”), and upon delivery of the Certificates and Assignment Instruments to Purchaser at the Closing, Purchaser or Purchaser’s designee or designees, as the case may be, will acquire good and marketable title to all of the Shares free and clear of any and all Liens.

               (d) Execution, Delivery and Enforceability. This Agreement has been, and the Escrow Agreement and each other document, instrument or agreement to be executed and delivered by Seller in connection herewith will upon such delivery be, duly executed and delivered by Seller and constitutes, or will upon such delivery constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

               (e) No Conflicts. Seller is not required to submit any notice, report or other filing with any governmental authority in connection with Seller’s execution, delivery or performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection herewith. Seller’s execution, delivery and performance of this Agreement and the Escrow Agreement will not violate any federal, state, local or foreign law, statute, ordinance, rule, regulation, order or common law by which Seller is bound or any agreement to which Seller is a party, and, to the knowledge of Seller, no consent, approval or authorization of any governmental authority or any other person is required to be obtained by Seller in connection with Seller’s execution, delivery and performance of this Agreement or any other document, instrument or agreement to be executed and delivered by Seller in connection herewith.

               (f) No Brokerage. No Person is or will become entitled, by reason of any agreement or arrangement entered into or made by or on behalf of Seller, to receive any commission, brokerage, finder’s fee or other similar compensation in connection with the consummation of the transactions contemplated by this Agreement.

     8. Termination. This Agreement may be terminated:

               (a) by mutual written agreement of Purchaser and Seller at any time, in which event a copy of such written instrument shall be promptly delivered to the Escrow Agent; or

               (b) by either Purchaser or Seller, upon delivery of written notice of such termination to the other party and to the Escrow Agent, if the Closing shall not have occurred (other than because of a failure by the party seeking to terminate this Agreement to comply with such party’s obligations pursuant to this Agreement) on or before January 30, 2004, or such other date as Seller and Purchaser may agree in writing.

               If this Agreement is terminated pursuant to the foregoing clause 8(a), then all provisions of this Agreement except Sections 10, 11 and 12 shall thereupon become void without any liability on the part of either party hereto to the other party hereto. If this Agreement is terminated other than pursuant to the foregoing clause 8(a), such termination will not affect any right or remedy which accrued hereunder or under any applicable law prior to or on account of such termination, and the provisions of this Agreement shall survive such termination to the extent required so that the terminating party may enforce all rights and remedies available to such party hereunder or under applicable law in respect of such termination and so that any party responsible for any breach or nonperformance of his or its obligations hereunder prior to termination shall remain liable for the consequences thereof. Upon any termination of this Agreement prior to the Closing, the Escrow Agent shall forthwith deliver all Certificates and Assignment Instruments to Seller, and the Purchase Price and all interest or other earnings thereon to Purchaser.

     9. Further Assurances. On or after the Closing Date, upon request by Purchaser and without additional consideration, Seller will promptly execute, deliver and acknowledge any and all such additional documents and instruments, and at Purchaser’s expense will promptly do and perform all such additional acts and things, in addition to those expressly provided for herein, that may be reasonably necessary or appropriate to effect or give evidence to the provisions of this Agreement and the consummation of the transactions contemplated hereby.

     10. Expenses. Purchaser shall pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Purchaser or its representatives, and Seller shall pay all fees and expenses incident to the transactions contemplated by this Agreement which are incurred by Seller or his representatives.

     11. Confidentiality. Unless and until the Closing occurs, Purchaser and Seller shall at all times hold the fact of the existence of this Agreement and the Escrow Agreement and the terms hereof and thereof in strict confidence and will not directly or indirectly disclose either such agreement or its terms to any person, except only (a) disclosure to the Escrow Agent, to the Company, or to such party’s legal counsel, accountants or financial advisors having a need to know such information for purposes consistent herewith, provided that any such recipient shall be informed of the requirements of this Section 11 and agree for the benefit of the parties hereto to treat such information in accordance herewith as though such recipient were a party hereto, (b) such disclosure as may, in the opinion of counsel to such party, be required by applicable law or regulation or valid legal process, or (c) disclosure in any action brought in a court of law to enforce, interpret or declare the rights or obligations of any person under this Agreement or the Escrow Agreement. In the event any party is sought to be compelled by law, regulation or legal process to disclose this Agreement or the Escrow Agreement or the terms hereof or thereof, such party shall notify each other party hereto promptly and as far in advance of such potential disclosure as possible, and shall cooperate with each other party hereto in any lawful efforts which such other party may make to prevent or limit such disclosure or obtain an appropriate protective order concerning such disclosure.

     12. Miscellaneous Provisions.

               (a) Notices. All notices, demands, consents or other communications that are given or made hereunder shall be in writing and shall be given or made to a party hereto by physical delivery, by registered or certified U.S. mail with first-class postage prepaid and return receipt requested, or by Federal Express or another nationally recognized overnight courier service, to such party at his or its address set forth below, or such other address as shall have been specified by like notice by such party:

If to Seller, to:	Duncan Miller 2637 South Adams Road Rochester Hills, Michigan 48309

If to Purchaser, to:	Clark-Reliance Corporation Attention: Harry E. Figgie, Jr., Chairman 16633 Foltz Industrial Parkway Strongsville, Ohio 44149

               Each such notice, demand, consent or other communication so addressed shall be effective upon receipt in the case of physical delivery or delivery by overnight courier, and shall be deemed effective three business days after deposit in the U.S. mails in the case of mailing, or upon actual receipt, if earlier.

               (b) Counterparts; Signature Pages. This Agreement may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Agreement may be executed and delivered by facsimile and with separate signatures pages with the same effect as though all parties had executed and delivered the same original signature page.

               (c) Entire Agreement. This Agreement constitutes the exclusive statement of the agreement between the parties concerning the subject matter hereof, and supersedes all other agreements, oral or written, between the parties concerning such subject matter. All negotiations among the parties hereto are superseded by this Agreement, and there are no representations, warranties, promises, understandings or agreements, oral or written, in relation to the subject matter hereof between the parties other than those expressly set forth herein.

               (d) Amendments; Waivers. No amendment or modification of this Agreement or any provision hereof, including the provisions of this sentence, will be effective or enforceable as against a party hereto unless made in a written instrument which specifically references this

Agreement and which is signed by the party against whom enforcement of such amendment or modification is sought.

               (e) Binding Effect. This Agreement, when executed and delivered by both parties hereto, will be binding upon and will inure to the benefit of each of the parties and their respective successors, legal representatives and assigns.

               (f) Third Parties. No provision of this Agreement is intended or may be construed to confer on any person, other than the parties hereto and their respective successors and assigns, any rights hereunder.

               (g) Interpretation. In each place where it is used in this Agreement, the word “including” is intended and shall be construed to mean “including but not limited to”. The section and paragraph headings in this Agreement are intended only for convenience of reference and shall be disregarded in interpreting the provisions of this Agreement. Whenever the context requires in this Agreement, the masculine gender includes the feminine or neuter, the neuter gender includes the masculine or feminine, the singular number includes the plural, and the plural number includes the singular.

               (h) Governing Law. This Agreement and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within Ohio and without regard to the conflicts-of-laws provisions thereof.

     IN WITNESS WHEREOF, and intending to be legally bound, Purchaser and Seller have executed and delivered this Agreement as of the date first written above.

DUNCAN MILLER(“Seller”)

CLARK-RELIANCE CORPORATION
(“Purchaser”)

By:
Harry E. Figgie, Jr., Chairman

AMENDMENT NO. 1

TO

SHARE PURCHASE AGREEMENT

     Amendment No. 1, dated as of the    day of January, 2004 (the “Amendment”), to the Share Purchase Agreement, dated the 10th day of December, 2003 (the “Original Agreement”), by and between Duncan Miller, an individual (“Seller”), and Clark-Reliance Corporation, a Delaware corporation (“Purchaser”).

BACKGROUND:

     A. Seller and Purchaser mutually desire to amend certain provisions of the Original Agreement on the terms and conditions contained herein.

     B. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Original Agreement.

     Now, therefore, in consideration of their mutual covenants and agreements contained in this Amendment, Purchaser and Seller hereby agree as follows:

     1. Amendments.

               (a) The reference to “January 30, 2004” in Section 5(a)(iii) of the Original Agreement is hereby deleted and replaced in its entirety with “March 31, 2004”.

               (b) The reference to “January 30, 2004” in Section 5(b)(iii) of the Original Agreement is hereby deleted and replaced in its entirety with “March 31, 2004”.

               (c) The reference to “January 30, 2004” in Section 8(b) of the Original Agreement is hereby deleted and replaced in its entirety with “March 31, 2004”.

     2. Miscellaneous Provisions.

               (a) Effect of Amendment. Except as specifically provided in Section 1 hereof, the Original Agreement is hereby ratified, confirmed and approved in all respects.

               (b) Counterparts; Signature Pages. This Amendment may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and with separate signatures pages with the same effect as though all parties had executed and delivered the same original signature page.

               (c) Governing Law. This Amendment and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within Ohio and without regard to the conflicts-of-laws provisions thereof.

     IN WITNESS WHEREOF, and intending to be legally bound, Purchaser and Seller have executed and delivered this Amendment as of the date first written above.

DUNCAN MILLER (“Seller”)

CLARK-RELIANCE CORPORATION
(“Purchaser”)

By:
Harry E. Figgie, Jr., Chairman

AMENDMENT NO. 2

TO

SHARE PURCHASE AGREEMENT

     Amendment No. 2, dated as of the    day of February, 2004 (the “Amendment”), to the Share Purchase Agreement, dated the 10th day of December, 2003, as previously amended by Amendment No. 1 dated January 30, 2004 (as so amended, the “Original Agreement”), by and between Duncan Miller, an individual (“Seller”), and Clark-Reliance Corporation, a Delaware corporation (“Purchaser”).

BACKGROUND:

     A. Seller and Purchaser mutually desire to further amend certain provisions of the Original Agreement on the terms and conditions contained herein.

     B. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Original Agreement.

     Now, therefore, in consideration of their mutual covenants and agreements contained in this Amendment, Purchaser and Seller hereby agree as follows:

     1. Amendments.

               (a) Section 5(a)(iii) of the Original Agreement is hereby deleted and replaced in its entirety with:

     “(iii) Preferred Stock Investment. Not later than February 1, 2005, Mr. Harry E. Figgie, Jr. or his spouse or issue, or one or more other persons directly or indirectly controlled by Mr. Figgie or his spouse or issue (collectively, together with Mr. Figgie, the “Figgie Affiliates”), shall have: (A) consummated the purchase from the Company of shares of a new series of convertible preferred stock of the Company (the “New Preferred Stock”) for an aggregate purchase price of not less than $1,500,000 (the “Preferred Stock Purchase”); and (B) exercised the option granted at the time of the Preferred Stock Purchase to purchase from the Company shares of New Preferred Stock for an aggregate purchase price of not less than $500,000 (the “Preferred Stock Purchase Option”).

               (b) Section 5(a)(iv) of the Original Agreement is hereby deleted and replaced in its entirety with:

     “(iv) Approval of Company’s Board and Shareholders. This Agreement and the acquisition of the Shares by the Purchaser or the Purchaser’s designee or designees hereunder, and the Preferred Stock Purchase, the Preferred Stock Purchase Option, and the agreement or agreements pursuant to which the Figgie Affiliates purchase the New Preferred Stock from the Company, shall have been duly approved: (A) by the board of directors of the Company in accordance with, and expressly for purposes of, Section 203(a)(1) of the General Corporation Law of the State of Delaware; and (B) by the

shareholders of the Company so as to comply with NASD listing standards applicable to the Company, and Seller shall have delivered to Purchaser a certificate of the secretary of the Company, in a form satisfactory to Purchaser, to the effect that such approvals have occurred and remain in full force and effect.”

               (c) The reference to “March 31, 2004” in Section 5(b)(iii) of the Original Agreement is hereby deleted and replaced in its entirety with “February 1, 2005”.

               (d) Section 5(b)(iv) of the Original Agreement is hereby deleted and replaced in its entirety with:

     “(v) Approval of Company’s Board and Shareholders. This Agreement and the acquisition of the Shares by the Purchaser or the Purchaser’s designee or designees hereunder, and the Preferred Stock Purchase, the Preferred Stock Purchase Option, and the agreement or agreements pursuant to which the Figgie Affiliates purchase the New Preferred Stock from the Company, shall have been duly approved: (A) by the board of directors of the Company in accordance with, and expressly for purposes of, Section 203(a)(1) of the General Corporation Law of the State of Delaware; and (B) by the shareholders of the Company so as to comply with NASD listing standards applicable to the Company.”

               (e) The reference to “March 31, 2004” in Section 8(b) of the Original Agreement is hereby deleted and replaced in its entirety with “February 1, 2005”.

     2. Miscellaneous Provisions.

               (a) Effect of Amendment. Except as specifically provided in Section 1 hereof, the Original Agreement is hereby ratified, confirmed and approved in all respects.

               (b) Counterparts; Signature Pages. This Amendment may be executed and delivered in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument. This Amendment may be executed and delivered by facsimile and with separate signatures pages with the same effect as though all parties had executed and delivered the same original signature page.

               (c) Governing Law. This Amendment and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the State of Ohio applicable to contracts made and to be performed entirely within Ohio and without regard to the conflicts-of-laws provisions thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE IMMEDIATELY FOLLOWING]

     IN WITNESS WHEREOF, and intending to be legally bound, Purchaser and Seller have executed and delivered this Amendment No. 2 as of the date first written above.

DUNCAN MILLER (“Seller”)

CLARK-RELIANCE CORPORATION
(“Purchaser”)

By:
Harry E. Figgie, Jr., Chairman